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                                                                   EXHIBIT 10.01

                                     FORM OF
                            INDEMNIFICATION AGREEMENT
             BETWEEN EASTMAN CHEMICAL COMPANY AND CERTAIN OFFICERS

This Indemnification Agreement (this "Agreement"), made as of the 5th day of May, 2000, by and between EASTMAN CHEMICAL COMPANY, a Delaware corporation (the "Company"), and _______________, an employee of the Company and a resident of the State of Tennessee (the "Indemnitee");


                              W I T N E S S E T H:


         WHEREAS, the Company on the date hereof has an equity interest in Genencor International, Inc. ("Genencor"), a Delaware corporation;



         WHEREAS, the Company desires to induce the Indemnitee to serve as a director or officer of Genencor; and



         WHEREAS, the Indemnitee is willing, subject to certain conditions, including, without limitation, the execution and performance of this Agreement by the Company, to serve as a director of Genencor;



         NOW, THEREFORE, in order to induce the Indemnitee to provide the Services to Genencor (as defined below), and in consideration of the premises, mutual covenants and obligations contained herein, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:



         1. SERVICES. Effective on the date hereof, the Indemnitee agrees to serve as a director or officer of Genencor and to provide Genencor with the benefit of his experience, insight, knowledge and reputation in order to assist Genencor in its management and governance of Genencor.



         2.       INDEMNIFICATION FOR PAST AND FUTURE SERVICES.

                  (a) The Company shall indemnify and hold harmless the Indemnitee in the event he becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit, claim or proceeding, or cause of action of whatever nature and description, whether known or unknown, whether accrued or contingent, whether existing now or in the future, whether civil, administrative or investigative, whether sounding in contract, tort or equity or arising out of or relating to his agreement hereunder to be a director, by reason of the fact that he performed Services as a director, or, by agreement of Genencor and Indemnitee hereafter, an agent or employee of Genencor, or by reason of any action taken or alleged to have been taken or omitted or alleged to have been omitted in such capacities (a "Proceeding"), against any and all costs, charges, claims, losses, liabilities, expenses, damages, fees (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith or in connection with any appeal therefrom (collectively,


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"Expenses") if, subject to the provisions of sections 2 (b) and (c) below, the
Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that the Company shall not be obligated under this Section 2 to make any payment in connection with any action, claim or proceeding against the Indemnitee to the extent based upon or attributable to or in connection with any threatened, pending or completed criminal action, suit, claim or proceeding ("Criminal Proceeding") unless the Indemnitee had no reasonable cause to believe his conduct giving rise to the Criminal Proceeding was unlawful. The termination of any Proceeding by judgment, order, settlement or its equivalent shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto. The determination of whether the Indemnitee shall be entitled to indemnification under this Section 2 shall be made in accordance with Section 4 hereof. If that determination is so made, it shall be binding upon the Company and the Indemnitee for all purposes under this Agreement.

                  (b) The Company acknowledges that it may from time to time have interests that conflict with those of Genencor as a result of the Company's status as a stockholder, creditor, debtor, customer, supplier or competitor of Genencor and agrees that any action by Indemnitee taken in good faith in furtherance of Indemnitee's responsibilities as a director of Genencor shall not constitute a basis for nullification or modification of the Company's obligations to Indemnitee under this Agreement even if such action results in harm or loss to the Company or is otherwise opposed to the best interests of the Company.

                  (c) Indemnitee's entitlement to indemnification by the Company under this Agreement is independent of any rights under Directors and Officers Liability Insurance carried by either the Company or Genencor or right of indemnification at law or by contract from Genencor or the Company. Indemnitee's right to indemnification by the Company shall be determined by the terms and conditions of this Agreement and shall not be nullified or modified in whole or in part by any decision denying Indemnification to Indemnitee by Genencor or any denial of coverage under Director & Officers Liability Insurance carried by either the Company or Genencor. Subject to the provisions of Section 5 relating to subrogation and duplicate payments, Indemnitee may make claims for indemnification under the Agreement at any time without any obligation to first assert claims against others.

         3. ADVANCEMENT OF EXPENSES INCURRED IN DEFENSE OF PROCEEDING. The Company shall promptly pay all Expenses as and when incurred by the Indemnitee in advance of the final disposition of the Proceeding in connection with which they were incurred, following receipt by the Company of the notice described in
Section 7(a) hereof, together with an Affirmation and Undertaking signed by Indemnitee in the form of EXHIBIT A attached hereto, upon delivery of reasonable evidence of such Expenses. Such Affirmation and Undertaking obligates Indemnitee to repay all amounts advanced in the event it shall ultimately be determined in accordance with the procedures specified in Sections 4 and 6 hereof that Indemnitee is not entitled to be indemnified by the Company as authorized in
Section 2 above. The Company shall not require any security in connection with the Affirmation and Undertaking.

         4. CERTAIN PROCEDURES RELATING TO INDEMNIFICATION. For purposes of pursuing his rights to indemnification under Section 2 hereof, the Indemnitee
(i) shall submit to the Company a sworn statement of a request for indemnification substantially in the form of EXHIBIT B attached hereto and made a part hereof (the "Indemnification Statement") and (ii) shall present to the Company reasonable evidence of all Expenses for which payment is requested and that are not subject to Section 5(b) hereof, with the Company receiving credit for all Expenses advanced pursuant to Section 3 above. Submission of an Indemnification Statement to the Company shall create a presumption that the


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Indemnitee is entitled to indemnification under Section 2 hereof, and the
Company shall be deemed to have determined that the Indemnitee is entitled to such indemnification unless, within thirty (30) calendar days after submission of the Indemnification Statement, the Company shall determine by vote of a majority of the Board of Directors of the Company (other than the Indemnitee), based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and the Indemnitee shall have received notice in writing within such period of such determination, that the Indemnitee is not so entitled to indemnification, which notice shall disclose with particularity the evidence in support of the Company's determination. The foregoing notice shall be sworn to by all directors of the Company who participated in the determination and voted to deny indemnification. Any determination by the Company that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review as provided in Section 6 hereof.

         5.       SUBROGATION; DUPLICATION OF PAYMENTS.

                  (a) Upon payment of any amounts under this Agreement to which it is finally determined that Indemnitee is entitled, the Company shall be subrogated to the extent of such amounts to all the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  (b) The Company shall not be liable under this Agreement to make any payment in connection with any claim for indemnification made by the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable hereunder.

         6.       ENFORCEMENT.

                  (a) If a claim for advancement of Expenses or indemnification made to the Company pursuant to Section 3 or Section 4 hereof is not paid in full by the Company within thirty (30) calendar days after receipt by the Company of all documentation required by such section, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

                  (b) In any action for indemnification pursuant to Section 2 hereof, brought under Section 6(a) hereof, it shall be a defense to the claim for indemnification that the Indemnitee has not met the standards of conduct that constitute conditions to the Company's obligation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. The failure of the Company to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                  (c) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder for the Indemnitee to serve as a director or officer of Genencor. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its


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obligations under the Agreement, or in the event that the Company or any other person takes any action to declare the Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, in any jurisdiction. The Company shall pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys' and other fees and expenses, reasonably incurred by the Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision hereof, after the duty to perform has been established or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid, after such validity and enforceability have been established.

         7.       NOTIFICATION AND DEFENSE OF CLAIM.

                  (a) Promptly after receipt by the Indemnitee of notice of any pending or threatened Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of such threatened or pending Proceeding. To be effective, such notice need only set forth the general basis upon which the Indemnitee became aware of the Proceeding; PROVIDED, HOWEVER, if the Indemnitee shall have been personally served with a subpoena, summons, complaint, interrogatories or other papers, documents or materials, a copy thereof shall be attached to such notice and such notice shall be delivered to the Company within two (2) business days of the date on which the Indemnitee was so served. No indemnification provided for in Section 2 of this Agreement shall be available to the Indemnitee if he fails to give an appropriate and timely notice and, as a direct result thereof, the Company was unaware of the Proceeding to which such notice would have related and was prejudiced by the failure to give such notice.

                  (b) With respect to any Proceeding as to which the Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so desires, it may assume the defense thereof with counsel mutually satisfactory to the Indemnitee and to the Company. After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement or otherwise for any fees, costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding, but all fees, costs or expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at the Indemnitee's expense unless: (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee has determined in good faith that there may be a conflict of interest between the Indemnitee and the Company in the defense of the Proceeding, or (iii) the Company shall not have employed counsel promptly to assume the defense of such Proceeding; in each of which cases, after prompt notice to the Company, all fees, costs or expenses of the Proceeding shall be borne by the Company subject to Sections 2, 3 and 4 of this Agreement. The Company shall not be entitled to assume the defense of any Proceeding brought by the Company against the Indemnitee or as to which the Indemnitee shall have made the determination provided for in (ii) above.


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                  (c)      The Indemnitee shall do everything that the Company
reasonably believes is necessary to defend against, settle, or both, any such Proceeding, including the execution of such documents necessary to enable the Company to effectively defend against such Proceeding, and the Indemnitee shall not make any admission without the Company's written consent unless the Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement.

                  (d) The Company shall not be liable to indemnify the Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement or the order of any court.

                  (e) The terms and conditions of paragraphs 7 (a)-(d) above not withstanding, any action in any Proceeding, including consent to the settlement thereof, taken by Indemnitee pursuant to his responsibilities as a past or continuing director of Genencor and upon the advice of counsel for Genencor, shall not constitute a basis for the avoidance by the Company of its indemnification obligation to Indemnitee under this Agreement.

         8.       NONEXCLUSIVITY AND SEVERABILITY.

                  (a) The right to indemnification provided by this Agreement shall not be exclusive of any other greater indemnification rights to which the Indemnitee may be entitled as to action in his capacity as a director, officer, employee, or agent of the Company, and the rights of Indemnitee hereunder shall continue after the Indemnitee has ceased to be a director of Genencor.

                  (b) The right to indemnification provided by this Agreement is in addition to, and not in lieu of, any rights conferred under the bylaws of the Company as they may be amended from time to time and the Delaware General Corporation Law as it may be amended from time to time.

                  (c) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

                  (d) This Agreement is not an agreement of employment, and Indemnitee acknowledges that the Company has no obligation to employ Indemnitee in any capacity by virtue hereof.

         9. TERMINATION. The Company shall have no liability to Indemnitee under Section 2 for Expenses related to Proceedings or Claims that are based solely on acts or events that occur during Indemnitee's service, if any, as a Director of Genencor after the Date of Termination of this Agreement. The Date of Termination shall be the earliest date to occur of the following: (i) the Date of Termination


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agreed upon in writing by Indemnitee and the Company; (ii) the effective date of
Indemnitee's resignation from the board of directors of Genencor; (iii) sixty
(60) days after Indemnitee's termination of employment for any reason from the Company unless the Agreement is extended by the Company in writing beyond such termination date; (iv) indemnitee's death; (v) the termination date specified in a written notice of termination from the Company which specified date shall not be less than sixty (60) days after the date such notice is sent certified mail, return receipt requested, to Indemnitee. The terms and conditions of this Agreement and the Company's indemnification obligations to Indemnitee hereunder with respect to any Proceedings, Claims and Expenses based in whole or in part on acts or events that occurred prior to the Date of Termination, whether or not then filed, made or known on the Date of Termination, shall survive the Date of Termination.

         10. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with (a) the provisions of the Delaware General Corporation Law and judicial decisions thereunder as they apply to indemnification of officers, directors, employees and agents and (b) the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof, as such laws apply to contract formation, construction, interpretation and performance. Each party represents and warrants to the other that this Agreement has been duly executed and delivered by such party or on such party's behalf and constitutes the valid and binding obligation of such party, enforceable against it or him in accordance with its terms..

         11. MODIFICATION; SURVIVAL. Subject to Section 8(a) and 8(b) above, this Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by all parties hereto that refers to this Agreement. The provisions of this Agreement shall survive the death, disability or incapacity of the Indemnitee or the termination of the Indemnitee's service as a director, officer, employee or agent of Genencor and the Company and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         12. NOTICES. Unless expressly provided to the contrary herein, all notices or other communications required or permitted herein will be given in writing (which may be in the form of an electronic facsimile transmission) addressed as follows:

                  (e)      If to the Company:
                           Theresa K. Lee
                           Vice President, General Counsel & Secretary
                           Eastman Chemical Company
                           P. O. Box 511, Kingsport, Tennessee  37662-5075

                           If to the Indemnitee:


                           -----------------------
                           Eastman Chemical Company
                           P. O. Box 511, Kingsport, Tennessee  37662-5075

Notice of change of address shall be effective only when provided in accordance with this section. All notices complying with this section shall be deemed to have been effective on actual receipt.


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         13.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    EASTMAN CHEMICAL COMPANY (the "Company")


                                    By:
                                       -----------------------------------------
                                       Name:  Earnest W. Deavenport, Jr.
                                       Title:  Chief Executive Officer


                                    --------------------------------------------

                                    ("Indemnitee")


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